Item 77.I. Terms of New or Amended Securities
The Board of Trustees (the "Board") of Morgan Stanley Institutional Fund Trust (the "Fund") at a meeting duly convened and held on December 4-5, 2012, approved, effective February 25, 2013, the following changes to the Portfolios of the Fund: (i) the imposition of a maximum initial sales charge of 5.25% on purchases of Class P shares of equity portfolios of the Fund and 4.25% on purchases of Class P shares of fixed income portfolios of the Fund, (ii) a decrease in the minimum investment amount of Class P shares of the portfolios from $1,000,000 to $1,000; (iii) the implementation of criteria for the waiver of the newly imposed front-end sales charge on Class P shares of the portfolios, (iv) an increase in the maximum initial sales charge on Class H shares of the Fixed Income Portfolios of the Fund from 3.50% to
4.00%; (v) the minimum investment amount of Class L shares was lowered from $25,000 to $1,000. The Fund made these changes in supplements to its Prospectuses and Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission (the
"SEC") on January 14, 2013 (accession numbers 0001104659-13-002331; 0001104659-13-002333;
0001104659-13-002336; 001104659-13-002341) and
incorporated by reference herein.
The Board at meetings duly convened and held on April
17-18, 2013, also adopted a resolution which established an additional class of common stock of the Fund, as follows:
		Mid Cap Growth Portfolio - Class IS

Class IS is more fully described in the Prospectus and Statements of Additional Information filed via EDGAR with the SEC on July 12, 2013 (accession number
0001104659-13-054218) and incorporated by reference herein.
Effective September 9, 2013, the Board approved (i) an increase in the maximum initial sales charge on purchases of Class H shares of the equity portfolios of the Fund from 4.75% to 5.25% and an increase in the maximum initial sales charge of the fixed income portfolios of the Fund from 4.00% to 4.25%; (ii) a decrease in the minimum initial investment amount for Class H shares of the Fund from $25,000 to $1,000; and (iii) the renaming of Class P and Class H shares of the Fund as "Class A shares." The
Fund made these changes in supplements to its Prospectuses and Statement of Additional Information filed via EDGAR with the SEC on August 16, 2013
(accession number 0001104659-13-064581) and
incorporated by reference herein.